Exhibit 99.2

Written Statement of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

          The undersigned, the Chief Financial Officer of Central European Distribution Corporation (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)

the Form 10-Q of the Company for the quarterly period ended March 31, 2003, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ NEIL A.M. CROOK

Neil A.M. Crook Chief Financial Officer May 14, 2003